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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-98681) of our report dated March 15, 2002 (except for notes 23 and 25, as to which the date is December 20, 2002) with respect to the consolidated financial statements and schedule of ConocoPhillips (formerly Phillips Petroleum Company) included in the Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on December 20, 2002.




                                                          /s/  ERNST & YOUNG LLP
                                                          ----------------------
                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
December 20, 2002